EXHIBIT 99.2

ORCHID ISLAND CAPITAL, INC.

Performance Unit Award Agreement

THIS PERFORMANCE UNIT AWARD AGREEMENT (the “Agreement”), dated as of the 21st day of January, 2015, governs the Performance Unit Award granted by ORCHID ISLAND CAPITAL, INC., a Maryland corporation (the “Company”), to Robert E. Cauley (the “Participant”), in accordance with and subject to the provisions of the Orchid Island Capital, Inc. 2012 Equity Incentive Plan (the “Plan”).  A copy of the Plan has been made available to the Participant.  All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.           Grant of Performance Units; Adjustment to Number of Performance Units.  In accordance with the Plan, and effective as of January 21, 2015 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, an award of 4,129.1 Performance Units (the “Performance Unit Award”).  Each Performance Unit, when earned in accordance with Section 2 below, shall be settled by the issuance of one share of Common Stock to the Participant.  The number of Performance Units covered by this Performance Unit Award shall be subject to periodic adjustments in accordance with Schedule A attached hereto.

2.           Earning and Payment for Performance Units.  The Performance Units shall be earned by Participant on the dates, and in accordance with the terms and conditions of, paragraphs (a), (b) and (c) below.  As soon as practicable after each Performance Unit is earned and any adjustments required by Schedule A have been calculated and made but in all events no later than March 15 of the year following the year in which the Performance Units are earned, the Company shall issue to Participant one share of Common Stock for each Performance Unit that has then been earned, including adjustments, after which time such Performance Unit shall cease to exist.  The Common Stock issued in settlement of Performance Units shall be issued pursuant to the Plan.

(a) Continued Service.  The Performance Units shall be earned by Participant at the rate of 10% per quarter commencing with the quarter ending March 31, 2016.  In particular, one-tenth of the total number of Performance Units covered by this Performance Unit Award (i.e., 412.91 Performance Units), which number shall be adjusted from time to time in accordance with the terms and conditions of Schedule A hereto, shall be earned if the Participant continues to serve as an executive officer of the Company on each of the following dates:

March 31, 2016;
June 30, 2016;
September 30, 2016;
December 31, 2016;
March 31, 2017;
June 30, 2017;
September 30, 2017;
December 31, 2017;
March 31, 2018; and
June 30, 2018.

(b)           Change in Control.  All of the Performance Units covered by this Performance Unit Award (if not sooner earned) shall be earned on a Control Change Date if the Participant continues to serve as an executive officer of the Company from the Date of Grant until such date.

(c)           Death or Disability.  All of the Performance Units covered by this Performance Unit Award (if not sooner earned) shall be earned on the date that the Participant’s service as an executive officer of the Company ends if (i) such service ends on account of the Participant’s death or permanent and total disability (as defined in Section 22(e)(3) of the Code) and (ii) the Participant continues to serve as an executive officer of the Company from the Date of Grant until the date of such cessation of service as an executive officer of the Company.

(c)           Termination.  Except as provided in this Section 2, any Performance Units that have not been earned on or before the date that the Participant’s service as an executive officer of the Company ends shall be forfeited on the date that such service terminates.  If any Performance Units are reduced as indicated on Schedule A, then the Participant’s rights in such Performance Units shall terminate on the date of such adjustment.

3.           Transferability.  Performance Units covered by the Performance Unit cannot be transferred except as permitted by the Plan.

4.           Dividend Equivalent Rights; No Other Stockholder Rights.  The Participant shall have Dividend Equivalent Rights with respect to the Performance Units.  The Dividend Equivalent Rights associated with each Performance Unit shall commence on the Date of Grant and shall terminate on the day on which such Performance Unit is either (i) settled by the issuance one share of Common Stock to the Participant or (ii) forfeited in accordance with Section 2 above.  Adjustments made pursuant to Schedule A to the number of Performance Units that are covered by this Performance Unit Award shall result in a corresponding adjustment to the Dividend Equivalent Rights that are covered by this Performance Unit Award.  The effective date of such adjustment to Dividend Equivalent Rights shall be the date on which the adjustment has been calculated and confirmed by the Committee.  Other than Dividend Equivalent Rights, the Performance Units shall not entitle the Participant to any of the rights of a stockholder of the Company.

5.           No Right to Continued Service.  This Agreement and the grant of the Performance Units does not give the Participant any rights with respect to continued service as an executive officer of the Company.

6.           Governing Law.  This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another state.

7.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

8.           Participant Bound by Plan.  The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

9.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

           IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

ORCHID ISLAND CAPITAL, INC		Robert E. Cauley

By:	/s/ G. Hunter Haas, IV	/s/ Robert E. Cauley
Title	CFO

SCHEDULE A
PERFORMANCE UNIT ADJUSTMENTS

The number of Performance Units covered by the attached Performance Unit Award Agreement shall be adjusted in accordance with the provisions of this Schedule A.

1. Defined Terms.  As used in this Schedule A, the following terms shall have the following meanings, unless the context otherwise requires:

a. “Book Value” shall mean book value per share of the Company or a Peer Company, as the case may be, as of the end of a specified Quarter.  Book Value shall be determined by reference to financial statements of the Company or a Peer Company, as the case may be, contained in its quarterly report on Form 10-Q or its annual report on Form 10-K for the appropriate period.

b. “Book Value Impairment” shall occur if over any two consecutive Quarters each of the following conditions is satisfied: (i) the Company’s Book Value declines by 15% or more during the first of such two Quarters and (ii) the Company’s Book Value decline from the beginning of such two Quarters to the end of such two Quarters is at least 10%.

c. “Extraordinary Book Value Preservation” shall occur in any Quarter in which each of the following conditions is satisfied: (i) the median change in the Book Value of all Peer Companies (the “Median Book Value Decline”) is a decline of 6% or more and (ii) the Company’s Book Value either (a) increases or (b) declines by a percentage that is less than 50% of the Median Book Value Decline.

d.	“Peer Companies” are the following companies:
•	American Capital Agency Corp.;
•	Annaly Capital Management;
•	Anworth Mortgage Asset Corp.;
•	ARMOUR Residential REIT, Inc.;
•	Capstead Mortgage Corp.;
•	CYS Investments, Inc.;
•	Hatteras Financial Corp.; and
•	Western Asset Mortgage Capital Corp.

However, if at any time any one of the companies listed above ceases to own a portfolio of Agency residential mortgage-backed securities as its primary business or ceases to file periodic reports under the Securities Exchange Act of 1934, then such company shall cease to be a Peer Company.

e. “Outperform All Peer Companies” shall occur in any Quarter in which each of the following conditions is satisfied: (i) each Peer Company experiences a decline in Book Value and (ii) the Company’s Book Value either (a) increases or (b) declines by an amount that is less than the decline experienced by each Peer Company.

f. “Quarter” means any three month period ended March 31, June 30, September 30 or December 31 of a given year.

g. “Vesting Date” means one of the vesting dates set forth in Section 2(a) of the Agreement.

2. Adjustment for Book Value Impairment.  If a Book Value Impairment occurs, then the number of unvested Performance Units that are outstanding as of the last day of the two Quarter period in which the Book Value Impairment has occurred shall be reduced by 15%.

3. Adjustment for Extraordinary Book Value Preservation.  If an event of Extraordinary Book Value Preservation occurs, then the number of unvested Performance Units that are outstanding as of the last day of the Quarter in which the Extraordinary Book Value Preservation has occurred shall be increased by 5 basis points for every 1 basis point of difference between the Company’s Book Value percentage change and the Median Book Value Decline during such Quarter.  For example, if during a Quarter the Company’s Book Value declined by 5.5%, the Median Book Value Decline was 6.0% and the number of Performance Units outstanding as of the end of such Quarter was 10,000, then the number of Performance Units outstanding as of the last day of such quarter would be increased by 250 basis points (i.e., 50 basis points times five) representing an additional 250 Performance Units.

4. Adjustment for Outperforming All Peer Companies.  If the Company Outperforms All Peer Companies in any Quarter, then the number of unvested Performance Units that are outstanding as of the last day of such Quarter shall increase by 10%.

5. Adjustments on Vesting Dates.  If an adjustment to the number of Performance Units is required to be made by this Schedule A effective as of one the Vesting Dates and the amount of such adjustment cannot be calculated on or promptly following the Vesting Date, then the Committee may defer the settlement of the Performance Units that vest on such Vesting Date until such time as the necessary adjustment may be calculated.  Such a deferral shall only be a deferral of the date on which the adjustment may be calculated and the vested Performance Units may be settled.  In particular, such a deferral shall not extend the Vesting Date or otherwise modify in any way the vesting conditions contained in the Agreement.

6. Authority of the Committee.  In accordance with Article III of the Plan, the Committee shall approve all adjustments and make all determinations that may be required to implement the terms and conditions of this Schedule A.